As  filed with the Securities and Exchange Commission April 3, 2002     File No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          VIBRANT HEALTH INTERNATIONAL
             (Exact name of registrant as specified in its charter)

                       NEVADA                       84-1595734
           (State or Other Jurisdiction of        (IRS Employer
           Incorporation or Organization)       Identification No.)

                              8907 E. CHENANGO AVE.
                          GREENWOOD VILLAGE, CO  80111
         (Address and telephone number of registrant's principal offices)

                                THOMAS H. MCADAM
                              8907 E. CHENANGO AVE.
                          GREENWOOD VILLAGE, CO  80111
                                  303-713-1870
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            CLETHA A. WALSTRAND, ESQ.
                            CLETHA A. WALSTRAND, P.C.
                           8 EAST BROADWAY, SUITE 609
                         SALT LAKE CITY, UT  84111-2204
                                 (801) 363-0890
                               (801) 363-8512 FAX

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If  any  of  the securities being registered on this form are to be offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box:   [  x  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


Title of each class   Amount to be   Proposed offering    Proposed maximum    Amount of
of securities to      registered     price per share      aggregate offering  registration
be registered                                             price               fee
Common Stock. . . .  800,000 shares  $   0.25 per share   $          200,000  $       18.40


     The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

     Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE  INFORMATION  IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject  to  completion  ---_____________,  2002

PROSPECTUS

                       $87,500 MINIMUM / $200,000 MAXIMUM
                          VIBRANT HEALTH INTERNATIONAL
                                  COMMON STOCK

     This is Vibrant Health International's initial public offering. We are offering a minimum of 350,000 shares and a maximum of 800,000 shares of common stock. The public offering price is $0.25 per share. No public market currently exists for our shares. No commission or other compensation will be paid for the sale of our shares.

     See "Risk Factors" beginning on page 2 for a discussion of certain information that you should consider before you invest.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Our shares are offered on a "minimum/maximum, best efforts" basis directly through our sole Officer and Director. We do not plan to involve any broker-dealer in the sale of our shares or pay any commissions in connection with the sales of our shares. No commission or other compensation related to the sale of the shares will be paid to our sole Officer or Director.

     The proceeds of the offering will be placed and held in an escrow account at Escrow Specialists, P.O. Box 3287, Ogden, UT 84405, until a minimum of $87,500 in cash has been received as proceeds from sale of shares. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be returned to you without interest and without any deductions. This offering will expire 30 days after the minimum offering is raised. We may terminate this offering prior to the expiration date.


           Price to Public   Commissions   Proceeds to Company
Per Share  $ 0.25            $ -0-         $ 0.25

Minimum .  $ 87,500          $ -0-         $ 87,500
Maximum .  $ 200,000         $ -0-         $ 200,000


               The date of this Prospectus is ______________, 2002

                               PROSPECTUS SUMMARY
OUR  COMPANY

     Vibrant Health International, was formed to take advantage of the increasing demand for quality products related to nutrition and healthcare. Vibrant intends to be a distributor of health and nutritional products, primarily using the Internet.

     We were incorporated in Nevada on July 9, 2001. Our current business operations and related operational contracts are being conducted through our wholly owned subsidiary, Vibrant Health, Inc., a Colorado corporation.

     We have commenced only limited operations as of the date of this filing. We are currently distributing healthcare products to our customers via our Internet website. We do not have any manufacturing operations for the products which we sell. Instead, we contract with formulators who specialize in either the manufacturing or the supplying of health and nutritional products.

     We are focusing our initial marketing efforts through the Internet. We entered into a contract for the development of our Internet website. The initial segment of the website contract was completed and the website became operational in December, 2001. In February, 2002 we enhanced our website with E-commerce capability so that our customers are able to transact their orders online.

     Our office is located at 8907 E. Chenango Ave., Greenwood Village, CO 80111. Our telephone number is 303-713-1870.

THE  OFFERING

Common  Stock  Offered  by  Us               350,000  shares  minimum
                                             800,000  shares  maximum

Common  Stock  to  be  Outstanding          4,285,000  shares  minimum
After  the  Offering                        4,735,000  shares  maximum

     We will use the proceeds from the offering to pay existing debt, legal and accounting fees, website maintenance and development, and for working capital to increase our product lines and market penetration. We need to raise at least the minimum amount from this offering so that we can continue operations and implement our business plan for the next twelve months.

                                  RISK FACTORS

     The securities being offered in this registration statement involve a substantial risk. If you are thinking about purchasing shares of our company you should be advised that investing in our stock is very risky and you should be able to bear a complete loss of your investment. Please read the following risk factors closely.

     VIBRANT IS A NEW BUSINESS AND AN INVESTMENT IN OUR COMPANY IS RISKY. We have been operating for less than a year and are not profitable, so it may be difficult for you to evaluate an investment in our stock. We have had only minimal revenues and we cannot assure that we will ever be profitable. From our inception through December 31, 2001 our revenues were only $329. We currently have $23,009 in cash and liabilities of $41,064, making a working capital deficit of $18,055. We are deemed to be a development stage company and as such, our auditors' have expressed doubts about our ability to continue as a going concern. You will be furnishing venture capital to us and will bear the risk of a complete loss of your investment in the event we are not successful.

     IF WE DO NOT RAISE MONEY THROUGH THIS OFFERING, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS. We are concentrating our present efforts in establishing this new business and we need the proceeds from this offering in order to continue implementing our business plan. If we are unable to obtain financing through proceeds from this offering, we will have to seek alternative sources of financing. There is no assurance that any alternative sources of financing will be found or if available that they will be at reasonable terms. If no viable financing can be obtained we may be forced to constrict or even to cease our business operations.

     WE HAVE NO EXPERIENCE IN NUTRITIONAL SUPPLEMENT SALES, MARKETING, OR DISTRIBUTION AND CANNOT ENSURE SUCCESS. There is no assurance that we will be able to compete successfully against current or future competitors. We cannot assure you that we will be able to consummate agreements with desired suppliers of products or that we will be able to establish significant sales and distribution.

     THE HEALTH AND NUTRITION DISTRIBUTION AND SUPPLY INDUSTRY IS VERY COMPETITIVE, AND WE MAY NOT BE ABLE TO OBTAIN OR RETAIN CUSTOMERS. Our intended market is saturated with numerous large and successful companies that will be competing with us for our intended customer base. Some of these companies may have other profitable business segments which allow them to be unprofitable in this segment and to still be profitable or cash flowing on a consolidated basis.

     THE PRODUCTS THAT WE SELL MAY NOT BE ACCEPTED IN THE MARKETPLACE AS BEING BENEFICIAL OR WORTHWHILE. Market acceptance for some nutritional and health related products may require educating the consumer about the benefits of our products. If consumers do not accept our products, or if their acceptance takes too long, then revenues and profits will be decreased or deferred. Either of these occurrences may impair the time frame necessary for us to become profitable.

     CONSUMER PREFERENCES COULD DECREASE ANY EXISTING DESIRE FOR OUR PRODUCTS. Changes in consumer tastes, economic conditions, negative publicity, and demographic trends often affect nutritional and healthcare businesses. Additionally, consumers may have concerns with respect to the quality of health and nutritional products that are marketed over the Internet.

     CHANGES IN ECONOMIC CONDITIONS COULD EFFECT POTENTIAL TRAFFIC TO OUR WEBSITE, AND DECREASE PURCHASE ORDERS. Competitors having greater resources than us may be better positioned to adapt to changing market conditions. Any delay or inability by us to recognize these changing conditions and to react appropriately would be an obstacle to obtain and retain customers and would impair our revenues and profitability.

     WE ARE ESPECIALLY VULNERABLE TO ANY UNFORESEEN DELAYS IN OBTAINING PRODUCT. We do not own any manufacturing facilities or raw ingredients and we depend exclusively on third parties to supply our products. Although we currently have established relationships with a supplier, we cannot assure that we will continue to obtain delivery on a timely basis or on reasonable terms.

     WE ARE CURRENTLY DEPENDENT ON ONE SUPPLIER. We have entered into an agreement with one supplier for our product. We intend to expand our product menu with this supplier and potentially to add additional suppliers. However, we have no assurance that any additional products from this supplier will appeal to our potential customers. Additionally, we have extremely limited experience in obtaining suppliers and may be unsuccessful in finding any additional companies who would supply product to us on favorable terms.

     ANY CHANGE OF OUR SUPPLIER TO PROVIDE TIMELY ORDER FULFILLMENT SERVICES WOULD DISRUPT OUR ABILITY TO PROVIDE PRODUCT. Our current arrangement with the supplier of our products allows for orders to be shipped directly from the supplier's location to our customer's address. It is extremely likely that our supplier may be unable or unwilling to provide these fulfillment services at some point in the near future, as the current arrangement is mostly to accommodate us. Should that occur, we would likely seek other businesses that specialize in order fulfillment.

     OUR REVENUES ARE CURRENTLY DEPENDENT ON OUR INTERNET WEBSITE. Our current marketing plan emphasizes the use of the Internet to obtain product sales. We have completed and implemented our website which utilizes an E-commerce module for processing transactions. There have been, and may in the future be, unanticipated problems and delays in the servicing and hosting of our Internet website. Future delay could significantly effect our cash flow and our ability to survive. There is no assurance that our website will function as intended.

     WE MAY BE IMPAIRED BY SYSTEMIC INTERNET FAILURES. Since our initial success is dependent on access to the Internet, any system failure that causes interruption in access to our website could have a material adverse effect on us. Computer viruses on the Internet or security lapses may impair our ability to provide product. Any computer virus that is spread over the Internet could disable or damage our system or delay our ability to accept and process transactions. Additionally, any perceived breech of confidential information used in the processing of credit card orders could cause credibility problems with our customers.

     WE HAVE NO LIABILITY INSURANCE TO PROTECT AGAINST LEGAL ACTIONS. There are numerous regulations that surround the industry of products that we sell. Even with advice of counsel, we could inadvertently violate a regulation. We may have customers who claim that our products are ineffective or even harmful. Such claims, even if unfounded, could be expensive to defend, may involve product recalls or refunds, and result in loss revenue and reputation.

     THE FTC HAS INSTITUTED ENFORCEMENT ACTIONS AGAINST SEVERAL COMPANIES FOR ALLEGED OR ACTUAL FALSE OR MISLEADING ADVERTISING OF PRODUCTS. We intend to comply with all federal, state and local regulations regarding the packaging, marketing, and disclosures of our products. However, there can be no assurance that we will not experience situations in which resources are needed for legal defense. Any financial resources or management time that may be expended for such occurrences would obviously deplete those same resources that would otherwise be available for productive operations.

     WE DEPEND ENTIRELY ON OUR PRESIDENT TO IMPLEMENT OUR BUSINESS PLAN AND LOSING HIS SERVICES WOULD BE INJURIOUS TO OUR BUSINESS. Vibrant is dependent on the services of our President, Mr. Thomas McAdam, to become established. We have no employment agreement with Mr. McAdam and the loss of his services would make it difficult to implement our growth plans.

     OUR PRESIDENT, THOMAS H. MCADAM, WILL STILL RETAIN CONTROLLING INTEREST IN VIBRANT. Even if the maximum number of shares are sold, Mr. McAdam will control the voting stock, which would be sufficient to elect directors and to control the management, policies and operations of Vibrant.

     WE  HAVE  NO  PUBLIC  MARKET  FOR  OUR  SECURITIES AND THIS MAY RENDER YOUR
INVESTMENT ILLIQUID. No market exists for the sale or purchase of our common stock. Even if our stock eventually is listed for trading on an exchange, the number of shares outstanding may not be enough to provide a large enough volume of trading to enable the price per share to be stable. A viable market for our stock may never develop. You may not be able to buy or sell our stock when you desire and you may lose your entire investment.

     IT IS LIKELY OUR STOCK WILL BECOME SUBJECT TO THE PENNY STOCK RULES WHICH IMPOSE SIGNIFICANT RESTRICTIONS ON THE BROKER-DEALERS AND MAY AFFECT THE RESALE
OF  OUR  STOCK.   A  penny  stock  is  generally  a  stock  that

     -  is  not  listed  on  a  national  securities  exchange  or  Nasdaq,

     -  is  listed  in  "pink  sheets"  or  on  the  NASD  OTC  Bulletin  Board,

     -  has  a  price  per  share  of  less  than  $5.00  and

     -  is  issued  by  a company with net tangible assets less than $5 million.

     The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -  determination  of  the  purchaser's  investment  suitability,

     -  delivery  of  certain  information and disclosures to the purchaser, and

     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

     Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock, and

     - the liquidity typically associated with other publicly traded equity securities may not exist.

     A market for our stock may never develop and you would not have the ability to sell your stock publicly.

     SHARES OF STOCK THAT ARE ELIGIBLE FOR SALE BY OUR STOCKHOLDERS MAY DECREASE THE PRICE OF OUR STOCK. Upon completion of the offering, we will have 4,285,000 shares outstanding, including 350,000 shares that are freely tradable if we sell the minimum and we will have 4,735,000 shares outstanding, including 800,000 shares that are freely tradable if we sell the maximum and 3,935,000 shares that are restricted shares but may be sold under Rule 144. If there is a public market for our stock and if the holders sell substantial amounts of our stock, then the market price of our stock could decrease.

                           FORWARD-LOOKING STATEMENTS

     You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                          DILUTION AND COMPARATIVE DATA

     As of December 31, 2001, we had a net tangible book deficit, which is the total tangible assets less total liabilities, of ($18,055), or approximately ($0.00458) per share. The following table shows the dilution to your investment without taking into account any changes in our net tangible book deficit after December 31, 2001, except the sale of the minimum and maximum number of shares offered.


                                      ASSUMING MINIMUM    ASSUMING MAXIMUM
                                      SHARES SOLD         SHARES SOLD
Shares Outstanding . . . . . . . . .          4,285,000           4,735,000

Public offering proceeds
at $0.25 per share . . . . . . . . .  $          87,500   $         200,000

Net offering proceeds after
expenses . . . . . . . . . . . . . .  $          69,500   $         182,000

Net tangible book value. . . . . . .           ($18,055)            (18,055)
before offering. . . . . . . . . . .
Per share. . . . . . . . . . . . . .          ($0.00458)          ($0.00458)


                                        5

Pro forma net tangible . . . . . . .  $          51,445             163,945
book value after offering. . . . . .
Per share. . . . . . . . . . . . . .  $          0.0120              0.0346

Increase attributable to purchase of
shares by new investors               $         0.01658   $         0.03918

Dilution per share to new investors.  $          0.238    $          0.2154

Percent dilution . . . . . . . . . .             95.2%                86.16%

     The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of December 31, 2001:


                       Shares  Owned                Total  Consideration     Average  Price
                       Number         %             Amount             %     Per Share
Present Shareholders
  Minimum Offering
  Maximum Offering .  3,935,000       91.8 %        $   7,970       8.3 %     $   0.0021
                      3,935,000       83.1 %        $   7,970       3.8 %     $   0.0021
New Investors
  Minimum Offering .    350,000        8.2 %        $  87,500      91.7 %     $     0.25
  Maximum Offering .    800,000       16.9 %        $ 200,000      96.2 %     $     0.25

     The numbers used for present shareholders assumes that none of the current shareholders purchase additional shares in this offering.

     The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by our current shareholders and that you will contribute a high percentage of the total amount to fund Vibrant, but will only own a small percentage of our shares. Investors will have contributed $87,500 if the minimum is raised and $200,000 if the maximum offering is raised, compared to only $7,970 contributed by current shareholders. If the minimum is raised, new investors will only own 8.2 % of the total shares, and if the maximum is raised, investors will only own 16.9 % of the total shares.

                                 USE OF PROCEEDS

     The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $18,000 is $69,500 if the minimum and $182,000 if the maximum number of shares is sold.

     The following table sets forth our estimate of the use of proceeds from the sale of the minimum and the maximum amount of shares offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.


Description                       Assuming Sale of   Assuming Sale of
                                  Minimum Offering   Maximum Offering
Total Proceeds . . . . . . . . .  $          87,500  $         200,000
Less Estimated Offering Expenses             18,000             18,000

Net Proceeds Available . . . . .  $          69,500  $         182,000

Use of Net Proceeds
  Pay off debt and interest. . .  $          41,500  $          41,500


                                        6

  Website development
  and marketing. . . . . . . . .              4,000             24,000
Salary . . . . . . . . . . . . .             12,000             24,000
Equipment. . . . . . . . . . . .              2,000              3,000
Working capital. . . . . . . . .             10,000             89,500

TOTAL NET PROCEEDS . . . . . . .  $          69,500  $         182,000

     We have promissory notes in the amounts of $25,000, $13,000 and $2,000, all of which accrue interest at the amount of 10% per annum. As of March 31, 2002, interest is approximately $1,500.

     We plan to apply the majority of the proceeds to further development of our website and implement our marketing plan.

     We also intend to use a portion of the proceeds for salaries. If we only raise the minimum, we intend to pay our President a salary of $1,000 per month for twelve months. If we raise the maximum, we intend to pay our President a salary of $2,000 per month for twelve months.

     Equipment will be purchased with some of the proceeds. We plan to buy additional computing hardware and software to support our operations.

     The working capital may be used for general corporate purposes to manage and maintain the current and proposed operations including legal, consulting, and professional fees, expenses and other administrative costs.

     If less than the maximum offering is received, we will apply the proceeds according to the priorities outlined above. We do not intend to change the use of proceeds or pursue any other business other than as described in this prospectus. Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and from revenues generated from our operations.

     We may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

                         DETERMINATION OF OFFERING PRICE

     The offering price of our shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.


                             DESCRIPTION OF BUSINESS
GENERAL

     We were incorporated in Nevada on July 9, 2001. We are a distributor of health and nutritional products. We have commenced only limited operations as of the date of this filing. Currently, we are distributing healthcare products to our customers via orders generated on our newly functional Internet website, www.vibranthealthonline.com. Our current business operations and related operational contracts are being conducted out of our wholly owned subsidiary, Vibrant Health, Inc., a Colorado corporation.

     On July 9, 2001, as part of our formation, we exchanged 2,910,000 shares of common stock for 970,000 shares of Vibrant Health, Inc., which represented all of the issued and outstanding shares of Vibrant Health, Inc. As a result, Vibrant Health, Inc. became a wholly owned subsidiary of Vibrant Health International.

     We have no operations other than those conducted through Vibrant Health, Inc. Since the time of the merger, Vibrant Health, Inc. has actively engaged in operations with the intent to market healthcare and nutritional products. Initial sales commenced in October, 2001. The proceeds from this offering are needed so we can continue to implement our strategy of distributing nutritional products via E-commerce and allow us to increase our customer base.

OUR  BUSINESS

     We intend to distribute health and nutritional products. We are a distribution company and do not have any expertise in nutritional science or manufacturing. The name Vibrant Health does not reflect health expertise but rather is marketing oriented and was selected to instill in our customers a feeling of vigor, energy, and motivation, with the obvious clarifying word of health pinpointing our product focus. We believe that individuals with such feelings will understand the value of fitness and appreciate the value of our products.

     We intend to focus our marketing efforts in generating sales orders using our Internet website. We will accept ancillary orders when they are available to us by facsimile, email, phonecalls, or mail. However, our printed material will generally advocate and guide the potential customer to route orders for our product via our website.

     We do not manufacture the products that we sell. Instead, we contract with health and nutritional product formulators who specialize in supplying products. We do not inventory or ship product from our offices. Our plan is to out-source our order fulfillment operations so that we can focus on the sale of our products.

CONTRACTS  AND  PRODUCTS

     We have entered into an open ended agreement with Imagenetix, Inc. a company located in southern California, to supply us with their proprietary products. They have experience in packaging and supplying health and nutritional products. They will assist us in choosing a few select products of theirs which they believe are their highest quality products, with large potential markets, and with profit margins that would warrant our attention.

     We selected Imagenetix, Inc. because they are established in the bioceutical area. If we were to lose this agreement with Imagenetix, Inc., our ability to obtain a supply of quality product on favorable terms would probably be greatly hampered. We believe that we would be able to find other suppliers, but that they would require a greater expenditure of management time and that profit margins on sales may decrease.

     Our website currently list three products for sale. Each is a generic form of Imagenetix's proprietary product, Celadrin(TM). We market a cream form in a tube, a cream form in a jar, and an oral gelcap form of this product. We have no exclusivity with respect to any of these products. In fact, there are several distributors that market other private label forms of these products through their marketing organizations. We are the first E-commerce company which will distribute Celadrin(TM).

     Celadrin(TM) is a scientifically tested and effective formulated product developed to provide support for healthy joint function and mobility. Celadrin(TM) consists of a complex of scientifically targeted fatty acids. The oral form of Celadrin(TM) was subjected to clinical studies, with exceptional result for efficacy as well as absence of side effects. We intend to capitalize on what we believe will be a surge of demand for these products as new information is released on Celadrin(TM) in the near future.


     On December13, 2000, Imagenetix announced results of its double-blind, multi-center, placebo-controlled trial of Celadrin(TM). In the trial, Imagenetix examined the impact that a 60-day oral administration of Celadrin(TM) had on 93 patients. The patients ranged in age from 37 to 77 years. Half the patients received Celadrin(TM), and the remainder received a placebo. Data indicates that Celadrin(TM) is statistically significant in increasing joint flexibility, improving flat ground walking, and traversing up and down stairs. A presentation of the clinical study was made at the Experimental Biology Conference in April of 2001.

     Celadrin(TM) is competing for market share with glucosamine, a natural product with annual sales of approximately $1.7 billion.

     Operational efficiencies and margins are extremely important in our market sector. We believe there are significant opportunities for us to sell products with attractive margins. We strive to provide quality products in order to produce results for consumers. Generally these products are able to carry a higher selling price and a higher profit margin.

     We will continually evaluate new product opportunities that suppliers identify as having the highest potential to offer a positive and healthy impact for our customers. By monitoring our sales we believe we will be able to identify the most popular and the least popular products and will adjust our sales focus accordingly.

     We may choose to supply products under our own Vibrant Health brand name. Imbedding the Vibrant Health name as part of the product title may significantly increase the name recognition of both product and Company and associate it with quality and value.

MARKETING

     We intend to focus our marketing efforts to generate sales using our Internet website. Our website includes our recently completed E-commerce module, which will allow consumers to purchase the product on the Internet using a credit card. Although we will accept orders via facsimile, phone, e-mail, and mail, our marketing literature will usually advocate that the customer visit our website to complete their orders for our products.

     We believe that the E-commerce module of our website will facilitate a more automated order flow and will significantly decrease required labor, provide for better tracking of orders, and will develop a working relationship with our customers. It should also simplify many ongoing administrative tasks, such as gathering sales information for tax purposes.

     To stimulate and expand future sales, we may enter into agreements with other companies who maintain a website presence. We may enter into alliances to link between each company's website so that each company may increase their exposure to Internet consumers. We would base our selections on factors such as the quality of the other company's website, demographic users of their site, relevancy of their site in attracting potential buyers of our products.

COMPETITION

     The distribution business for nutritional and health products is highly competitive. We will be competing with a number of other companies, including companies with greater financial resources than ours. Significant competition will come from stores that market health and nutritional products because they are able to supply a more hands-on purchasing environment.

     We will be competing with a variety of nutritional distributors. Competition will come from numerous businesses including local health food stores, national retail chains, and multi-level network marketing groups. There are many additional competitors who will market their products through the Internet and through direct mail.

     The nutritional and health supply industry includes several large manufacturers and numerous distributors. However, few companies both manufacture and sell product. Instead most distributors contract for finished products. Large pharmaceutical companies are forming strategic alliances to enter the market by using their in-house capabilities in tandem with existing nutritional companies. These alliances have the potential to significantly take away from market share from smaller companies such as ours.

     Our business and industry in general are highly competitive and are often affected by changes in consumer tastes and preferences. The competitive environment may be affected by factors beyond management's control, including changes in the public's health and nutrition habits and economic conditions.

     It will be imperative that we monitor the factors over which we have no control and convert this information into management response over those things that we can control. Price, quality, and order completion are important aspects of competition which need to initially focus on.

     Although our existing product menu is limited, we intend to offer a wider variety of products in the near future in order to increase traffic flow to our website. By monitoring the sales of our products and the overall direction of our intended market we intend to adjust our sales strategy to meet evolving conditions.

GOVERNMENTAL  REGULATION

     The two principal federal agencies that regulate dietary supplements, including nutritional supplements and vitamins, are the Food and Drug Administration and the Federal Trade Commission. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies are available under federal statutes and regulations if product claims violate the law including criminal prosecution and civil penalties. Enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws.

     The FTC and certain states regulate advertising, product and promotional claims, and other consumer matters. The FTC has in the past several years instituted enforcement actions against several companies for alleged or actual false or misleading advertising of certain products.

     We intend to comply with all Federal, state and local regulations regarding the, packaging, marketing and disclosure of our products.

EMPLOYEES

     Thomas H. McAdam, our sole officer and director, is the only employee at the present time. Mr. McAdam will devote such time as required to actively manage and further market our operations which is currently estimated to be about 20 hours per week. At such time as we generate sufficient business, we will consider hiring additional employees on either a full or part time basis.

     Our success will be largely dependent upon the efforts and active participation of Mr. McAdam. The loss of his services may adversely affect our business operations.

FACILITIES

     We maintain our office at 8907 E. Chenango Ave., Greenwood Village, CO 80111. These facilities are provided by Mr. McAdam, our sole officer and director, on a rent-free basis. The space provided meets our current needs, and likely will meet our requirements over the next 12 months. Should our operations expand significantly, additional space may be needed in the future.

LEGAL  PROCEEDINGS

     Our Company is not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against Vibrant have been suggested.

                                PLAN OF OPERATION

     We commenced our operations in July, 2001 and our first sale of product was in October, 2001. We have been developing our website through March, 2002 and have had limited sales to date. In order to pursue additional Internet website enhancements and other marketing efforts, we must receive the proceeds from this offering.

     Should we receive the minimum offering of $87,500, we will realize net proceeds of $69,500. This amount will enable us to pay off our existing debt, purchase minimal computer equipment, engage in limited additional development of our website, and provide us with sufficient working capital to continue current operations for a period of twelve months. Should we receive the maximum amount of the offering, we will realize net proceeds of $182,000. The additional offering proceeds will enable us to increase our website sophistication and expand our marketing. We will also be able to explore new contracts with additional suppliers. We anticipate that with the maximum offering amount, we can continue our operations for a period of at least twelve months.

     If we are unable to raise the minimum offering amount, it may be necessary for us to find additional funding in order to implement our operating plan. In this event, we may seek additional financing in the form of loans or sales of our stock and there is no assurance that we will be able to obtain financing on favorable terms or at all or that we will find qualified purchasers for the sale of any stock.

                                   MANAGEMENT

     Our  Officer  and  Director,  Thomas  McAdam,  will  manage  our  business.


NAME              AGE                    POSITION                       SINCE
----------------  ---  --------------------------------------------  ------------

Thomas H. McAdam   46  President, Secretary, Treasurer and Director  July 9, 2001


     The  following  is  a  brief  biography  of  our sole Officer and Director.

     THOMAS H. MCADAM, SOLE OFFICER AND DIRECTOR, received his Accountancy Degree from the University of Illinois in 1977. Mr. McAdam's was immediately hired by Ernst & Ernst (now Ernst & Young), and retains his CPA designation today. His experience since 1977 has been in financially related fields.

     Since September of 1999, Mr. McAdam has maintained a business consulting practice, USA Ventures, where he provides consulting services, specializing in financial matters related to development stage and operating companies. From January, 1993 to September of 1999, Mr. McAdam was employed in the Financial Management Department of the City and County of Denver.

                                  COMPENSATION

     There are no formal employment arrangements in place. We have agreed to pay Mr. McAdam a salary of $1,000 per month if we raise the minimum or $2,000 per month if we raise the maximum offering amount. Mr. McAdam has agreed to forgo a portion of the salary if insufficient funds are raised from this offering. We do not have any preliminary agreements or understanding that would change the terms of compensation during the course of the year. We do not anticipate compensating any directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We borrowed $15,000 from USA Ventures. Thomas McAdam is the owner of USA Ventures and is the sole Officer and Director of Vibrant. We anticipate repaying this loan, together with interest, from proceeds of this offering. As of March 31, 2002, the accrued interest is approximately $900.

     Thomas McAdam and Gary McAdam are brothers and both hold more than 5% of our stock.

                             PRINCIPAL STOCKHOLDERS

     The following table details the amount of the common stock which is beneficially owned by the Officer/Director and by each person who own 5% or more of the Company's common stock as of the date of this prospectus.


NAME & ADDRESS                # OF SHARES   % BEFORE   % AFTER   % AFTER
                              BENEFICIALLY  OFFERING   MINIMUM   MAXIMUM
                                 OWNED

Thomas H. McAdam(1). . . . .   3,509,000     89.2%      81.9%     74.1%
8907 E. Chenango Ave.
Greenwood Village, CO
  80111

Gary J. McAdam (2) . . . . .     251,000      6.4%       5.8%      5.3%
14 Red Tail Dr.
Highlands Ranch, CO 80126

All directors and executive
 officers as a group . . . .    3,509,000    89.2%      81.9%      74.1%
(1 person)

     (1)  Officer  and/or  Director.

     (2) Gary McAdam owns 210,000 through GM/CM Family Partners, Ltd. and 41,000 through Fortune Seekers, Inc., both of which he controls.

                          DESCRIPTION OF THE SECURITIES

COMMON  STOCK

     We are authorized to issue up to 100,000,000 shares of common stock with a par value of $.001 per share. As of the date of this prospectus, there are 3,935,000 shares of common stock issued and outstanding.

     The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

     We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

PREFERRED  STOCK

     We are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.001 per share. Our board of directors is authorized to designate such series and preferences of the preferred stock. As of the date of this prospectus no shares of preferred stock are issued and outstanding.

STOCK  OPTION  PLAN

     In July 2001, we adopted a stock option plan that reserved 2,500,000 shares of common stock for distribution under the terms of the plan. To date, we have not granted any options pursuant to the stock option plan.

TRANSFER  AGENT

     Interwest Transfer Company, Inc., 1981 East 4800 South, Salt Lake City, UT 84124, is our transfer agent.

                        SHARES AVAILABLE FOR FUTURE SALE

     As of the date of this prospectus, there are 3,935,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 300,000 shares will be freely tradable if the minimum is sold and 800,000 shares will be freely tradable if the maximum number of shares is sold. The remaining 3,935,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

     Rule 144 governs resale of "restricted securities" for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an "affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates that were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resale of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resale by the company's affiliates of restricted and unrestricted common stock is subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

                           MARKET FOR OUR COMMON STOCK
                         AND RELATED STOCKHOLDER MATTERS

     We are currently privately owned. This is our initial public offering. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

     This offering is to be sold by Thomas McAdam, our officer and director. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

     Currently the Shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

                              PLAN OF DISTRIBUTION

     Mr. Thomas H. McAdam, the sole officer and director of the Company will sell the common shares offered hereunder on a best efforts basis. We have appointed Escrow Specialists, P.O. Box 3287, Ogden UT 84405 as the escrow agent who will hold proceeds from the sale of shares until the minimum $ 87,500 has been received. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions. This offering will expire 30 days after the minimum offering is raised. We may terminate this offering prior to the expiration date.

     In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased by check payable to the order of Escrow Specialists, Vibrant Health International Escrow Account.

     Solicitation for purchase of our shares will be made exclusively by means of this prospectus and communications with our officer and director who is employed to perform substantial duties unrelated to the offering, who will not receive any commission or compensation for his efforts, and who is not associated with a broker or dealer.

     Our  officer  and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Mr. McAdam meets the conditions of Rule 3a4-1 and therefore, is not required to register as a broker-dealer pursuant to Section
15. Mr. Thomas H. McAdam has no plans, intentions or arrangements to buy securities in the offering in order to achieve the minimum.

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                  LEGAL MATTERS

     There are no pending proceedings against the Company or Director. The legal counsel for issues of the shares offered and certain other matters will be Cletha A. Walstrand, P.C., Salt Lake City, UT, 84111

                                     EXPERTS

     The financial statements of Vibrant Health International as of December 31, 2001, appearing in this prospectus and registration statement have been audited by Ehrhardt Keefe Steiner & Hottman, P.C., as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of Ehrhardt Keefe Steiner & Hottman, P.C. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect Vibrant Health International and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet website, http://www.sec.gov.


                    INDEX TO FINANCIAL STATEMENTS
                    -----------------------------

                                                            Page
                                                        --------
Independent Auditors' Report . . . . . . . . . . . . . . . .  17

Consolidated Financial Statements

  Consolidated Balance Sheet . . . . . . . . . . . . . . . .  18

  Consolidated Statements of Operations. . . . . . . . . . .  19

  Consolidated Statement of Changes in Stockholders' Deficit  20

  Consolidated Statements of Cash Flows. . . . . . . . . . .  21

Notes to Consolidated Financial Statements . . . . . . . . .  22

                          INDEPENDENT AUDITORS' REPORT


Board  of  Directors  and  Stockholders
Vibrant  Health  International
and  its  wholly  owned  subsidiary
Englewood,  Colorado

We have audited the accompanying consolidated balance sheet of Vibrant Health International and its wholly owned subsidiary, Vibrant Health, Inc., (a Development Stage Company) as of December 31, 2001, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vibrant Health International and its wholly owned subsidiary, Vibrant Health, Inc., (a Development Stage Company) as of December 31, 2001, and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Notes 2 and 3 to the consolidated financial statements, the Company has significant cash requirements and has incurred losses from operations resulting in an accumulated deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also described in Notes 2 and 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                         ---------------------------------------

January  25,  2002
Denver,  Colorado

                          VIBRANT HEALTH INTERNATIONAL
                         AND ITS WHOLLY OWNED SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001


                                     ASSETS

Current assets
  Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 23,009
                                                               ---------
    Total current assets. . . . . . . . . . . . . . . . . . .    23,009
                                                               ---------
Total assets. . . . . . . . . . . . . . . . . . . . . . . . .  $ 23,009
                                                               =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Note payable. . . . . . . . . . . . . . . . . . . . . . . .  $ 25,000
  Notes payable - related party . . . . . . . . . . . . . . .    15,000
  Accounts payable and accrued liabilities. . . . . . . . . .     1,064
                                                               ---------
    Total current liabilities . . . . . . . . . . . . . . . .    41,064
                                                               ---------
Commitments and contingencies
Stockholders' deficit
  Common stock - 100,000,000 shares authorized at $0.001 par,
  3,935,000 shares issued and outstanding . . . . . . . . . .     3,935
  Additional paid-in capital. . . . . . . . . . . . . . . . .     4,035
  Deficit accumulated during the development stage. . . . . .   (26,025)
                                                               ---------
    Total stockholders' deficit . . . . . . . . . . . . . . .   (18,055)
                                                               ---------
Total liabilities and stockholders' deficit . . . . . . . . .  $ 23,009
                                                               =========

                 See notes to consolidated financial statements

                          VIBRANT HEALTH INTERNATIONAL
                         AND ITS WHOLLY OWNED SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                 Cumulative
                                                                    from
                                                                 December 31
                                                                    1997
                                        For the Years Ended     (Inception) to
                                             December 31,        December 31,
                                      ------------------------
                                          2001         2000          2001
                                       -----------  ----------   ------------
Sales . . . . . . . . . . . . . . . .  $      329   $        -   $       329

Cost of goods sold. . . . . . . . . .          53            -            53
                                       -----------  -----------     ---------
Gross profit. . . . . . . . . . . . .         276            -           276
Operating expenses
  Website development costs . . . . .      10,000            -        10,000
  General and administrative expenses      14,446          206        15,343
                                       -----------  -----------     ---------
    Total operating expenses. . . . .      24,446          206        25,343
                                       -----------  -----------     ---------
Loss from operations. . . . . . . . .     (24,170)        (206)      (25,067)
Interest expense. . . . . . . . . . .         958            -           958
                                       -----------  -----------     ---------
Net loss. . . . . . . . . . . . . . .  $  (25,128)  $     (206)     $(26,025)
                                       ===========  ===========     =========

Basic and diluted weighted
 average common shares
 outstanding. . . . . . . . . . . . .   3,935,000    3,935,000
                                       ===========  ===========

Basic and diluted loss per
 common stock . . . . . . . . . . . .  $    (.001)  $        -
                                       ===========  ===========

                 See notes to consolidated financial statements

                          VIBRANT HEALTH INTERNATIONAL
                         AND ITS WHOLLY OWNED SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
    AND PERIOD FROM DECEMBER 3, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


                                                 Additional                 Total
                                Common Stock     Paid-in     Accumulated   Stockholders'
                             ------------------
                               Shares    Amount  Capital     Deficit        Deficit
                             ---------  -------  -------     -------      ---------
Balance - December 3, 1997.          -  $     -  $      -    $      -     $      -

Stock issued. . . . . . . .    970,000      970         -         -            970

Net loss for the periods. .          -        -         -      (691)          (691)
                             ---------  -------  --------  ---------      ---------

Balance - December 31, 1999    970,000      970         -      (691)           279

Net loss. . . . . . . . . .          -        -         -      (206)          (206)
                             ---------  -------  --------  ---------      ---------

Balance - December 31, 2000    970,000      970         -      (897)            73

Recapitalization. . . . . .  1,940,000    1,940         -         -           1,940

Stock issued. . . . . . . .  1,025,000    1,025     4,035         -          5,060

Net loss. . . . . . . . . .          -        -         -   (25,128)       (25,128)
                             ---------  -------  --------  ---------      ---------

Balance - December 31, 2001  3,935,000  $ 3,935  $  4,035  $(26,025)      $(18,055)
                             =========  =======  ========  =========      =========

                 See notes to consolidated financial statements

                          VIBRANT HEALTH INTERNATIONAL
                         AND ITS WHOLLY OWNED SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              Cumulative
                                                                 From
                                                              December 31,
                                                                 1997
                                         For the Years Ended  (Inception) to
                                           December 31,       December 31,
                                         -------------------

                                           2001      2000       2001
                                         ---------  --------  ---------
Cash flows from operating
 activities
  Net loss. . . . . . . . . . . . . . .  $(25,128)  $(206)    $(26,025)
                                         ---------  --------  ---------
  Adjustments to reconcile net loss
 to net cash used in operating
 activities
      Common stock issued for
 interest expense . . . . . . . . . . .       750       -          750
      Changes in assets and liabilities
          Accounts payable and
 accrued liabilities. . . . . . . . . .     1,064       -        1,064
                                         ---------  --------  ---------
                                            1,814       -        1,814
                                         ---------  --------  ---------
          Net cash used in operating
 activities . . . . . . . . . . . . . .   (23,314)   (206)     (24,211)
                                         ---------  --------  ---------
Cash flows from financing activities
  Proceeds from note payable. . . . . .    25,000       -       25,000
  Proceeds from note payable -
 related party. . . . . . . . . . . . .    15,000       -       15,000
  Proceeds from sale of common
stock . . . . . . . . . . . . . . . . .     6,250       -        7,220
                                         ---------  --------  ---------
          Net cash provided by
 financing activities . . . . . . . . .    46,250       -       47,220
                                         ---------  --------  ---------
Net increase (decrease) in cash . . . .    22,936    (206)      23,009
Cash - beginning of year. . . . . . . .        73     279            -
                                         ---------  --------  ---------
Cash - end of year. . . . . . . . . . .  $ 23,009   $  73     $ 23,009
                                         =========  ======    =========

Supplemental  disclosure  of  non-cash  activity:
     On July 9, 2001, the Company issued 2,910,000 shares of common stock in exchange for 100% of the outstanding common stock of Vibrant Health, Inc.
                See notes to consolidated financial statements.

                          VIBRANT HEALTH INTERNATIONAL
                         AND ITS WHOLLY OWNED SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


NOTE  1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------
Vibrant Health International (the Company), was formed on July 9, 2001 as a Nevada company. The Company's business operations and contracts will primarily be conducted by its wholly owned subsidiary, Vibrant Health, Inc.

Vibrant  Health,  Inc.  was  formed  on  December 3, 1997 as a Colorado company.
Vibrant Health, Inc. intends to be a supplier and distributor of health and nutritional products via use of the Internet. Operations since inception consist principally of setting up the Company and developing the Company's website.

The Company is a start up company that has not had any significant revenue since inception. The Company realized a net loss of approximately $26,000 during the period from inception through December 31, 2001, and there is no assurance that the Company will generate revenue or earn profit in the future.

On July 9, 2001, the Company issued 2,910,000 shares of common stock in exchange for 100% of the outstanding shares of Vibrant Health, Inc. Due to the common ownership of the companies, the acquisition was accounted for as a recapitalization of Vibrant Health, Inc.

Principles  of  Consolidation
-----------------------------

The accompanying consolidated financial statements include the accounts of Vibrant Health International and its wholly owned subsidiary, Vibrant Health, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Cash  and  Cash  Equivalents
----------------------------

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Website  Development  Costs
---------------------------

The Company recognizes all website development costs in accordance with EITF 00-2, "Accounting for Website Development Costs." During 2001, the Company expensed $10,000 related to the development of its website.

Stock-Based  Compensation
-------------------------

SFAS 123, "Accounting for Stock-Based Compensation," encourages, but does not require, entities to adopt the fair value method of accounting for stock-based compensation plans. As allowed under SFAS 123, we will apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation expense is not recognized for stock options unless the options are granted at an exercise price lower than the market price on the grant date.

                          VIBRANT HEALTH INTERNATIONAL
                         AND ITS WHOLLY OWNED SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


NOTE  1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------
(CONTINUED)
-----------

Stock-Based  Compensation  (company)
------------------------------------

Although, the Company has a Long Term Stock Incentive Plan (Note 7), there are no outstanding options or SARS at December 31, 2001.

Use  of  Estimates
------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the Unites States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue  Recognition
--------------------

The  Company  recognizes  revenue  as  product  is  shipped.

Basic  and  Diluted  Earnings  Per  Common  Share
-------------------------------------------------

In accordance with FAS 128, basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year.

Fair  Value  of  Financial  Instruments
---------------------------------------

The carrying amounts of financial instruments including cash, accounts payable and accrued liabilities approximated fair value as of December 31, 2001 because of the relatively short timeframe of these instruments.

The carrying amounts of debt issued approximate fair value as of December 31, 2001 because interest rates on these instruments approximate market interest rates.

NOTE  2  -  GOING  CONCERN
--------------------------

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

                          VIBRANT HEALTH INTERNATIONAL
                         AND ITS WHOLLY OWNED SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


NOTE  3  -  LIQUIDITY  AND  MANAGEMENT'S  PLANS
-----------------------------------------------
The Company has incurred accumulated losses of approximately $26,000 from the inception of Vibrant Health, Inc. through December 31, 2001. These losses and the significant future cash requirements related to developing the business indicate substantial doubt that the Company may be able to continue as a going concern unless additional capital is obtained or future profitable operations are achieved. Management plans to obtain equity financing in 2002. There is no assurance that management will be successful in obtaining such financing.


NOTE  4  -  NOTE  PAYABLE
-------------------------

The Company has a promissory note of $25,000 due to a third party. This note is payable at any time the Company completes an offering of stock or a period of six months after the date of the note, November 11, 2001. Interest expense of 10% per annum is payable on the principal balance.

NOTE  5  -  NOTES  PAYABLE  -  RELATED  PARTY
---------------------------------------------

The Company has two promissory notes totaling $15,000 due to a related party. These notes are payable at any time the Company completes an offering of stock or a period of six months after the date of the notes. Interest expense of 10% per annum is payable on the principal balance.

NOTE  6  -  STOCKHOLDERS'  EQUITY
---------------------------------

In July 2001, the Company issued 100,000 shares of common stock for an initial capitalization of $1,000. The Company also issued 2,910,000 shares of common stock in exchange for 100% of the outstanding common stock of Vibrant Health, Inc.

In July 2001, the Company issued 750,000 shares of common stock to the majority stockholder, valued at $750, as incentive for the stockholder to complete a loan to the Company for $15,000.

In September 2001, the Company issued 175,000 shares of common stock to additional investors for $5,250.

                          VIBRANT HEALTH INTERNATIONAL
                         AND ITS WHOLLY OWNED SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


NOTE  7  -  COMMON  STOCK  INCENTIVE  PLAN
------------------------------------------

On July 11, 2001, the board of Directors approved the creation of the 2001 Long-Term Stock Incentive Plan. Under the plan, options or stock appreciation rights (SARS) may be granted to individuals who are among the Eligible Persons, including directors, officers, employees or consultants of the Company, determined from time to time by a Committee as appointed by the Board. The aggregate number of shares of stock that may be issued under the plan is 2.5 million. All options or SARS granted under the plan must be granted at not less than the fair market value of the Company's common stock on the date of grant.

As  at  December  31,  2001,  the  Company  had  not issued any options or SARS.


NOTE  8  -  (LOSS)  INCOME  PER  SHARE
--------------------------------------

The following table sets forth the computation for basic and diluted earnings per share:


                                                           For the Years Ended
                                                              December 31,
                                                           --------------------
                                                            2001         2000
                                                         -----------  -----------
 Numerator for basic and diluted earnings per share . .  $  (25,128)  $     (206)
                                                         ===========  ===========

 Denominator for basic and diluted earnings per share -
weighted average shares . . . . . . . . . . . . . . . .   3,935,000    3,935,000
                                                         ===========  ===========

 Diluted loss per common share. . . . . . . . . . . . .  $    (0.01)  $        -
                                                         ===========  ===========

Where the inclusion of potential common shares is anti-dilutive, such shares are excluded from the computation. For purposes of computing earnings per share, the shares issued in July 2001 have been accounted for as a recapitalization and as such.

================================================================================



                                $87,500 MINIMUM

                                $200,000 MAXIMUM




                          VIBRANT HEALTH INTERNATIONAL




                             350,000 SHARES MINIMUM
                             800,000 SHARES MAXIMUM
                                  COMMON STOCK
                                $.001 PAR VALUE






                              ---------------------
                                   PROSPECTUS
                              ---------------------








                            _________________,  2002


================================================================================

================================================================================
Until ___________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


--------------------------------
TABLE  OF  CONTENTS
--------------------------------

Prospectus Summary. . . . . . . .   2
Risk Factors. . . . . . . . . . .   2
Forward-Looking Statements. . . .   5
Dilution and Comparative Data . .   5
Use of Proceeds . . . . . . . . .   6
Determination of Offering Price .   7
Description of Business . . . . .   7
Plan of Operation . . . . . . . .  11
Management. . . . . . . . . . . .  11
Compensation. . . . . . . . . . .  11
Certain Relationships and Related
     Transactions . . . . . . . .  12
Principal Stockholders. . . . . .  12
Description of the Securities . .  12
Shares Available for Future Sale.  13
Market for Common Stock . . . . .  14
Plan of Distribution. . . . . . .  14
Legal Matters . . . . . . . . . .  15
Experts . . . . . . . . . . . . .  15
Additional Information. . . . . .  15
Index to Financial Statements . .  16

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

================================================================================

PART  II.

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Vibrant. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and
             ---------
Exchange  Commission.


Securities and Exchange Commission Filing Fee  $    18.40
Printing Fees and Expenses. . . . . . . . . .      500.00
Legal Fees and Expenses . . . . . . . . . . .   13,000.00
Accounting Fees and Expenses. . . . . . . . .    3,000.00
Blue Sky Fees and Expenses. . . . . . . . . .      500.00
Trustee's and Registrar's Fees. . . . . . . .      500.00
Miscellaneous . . . . . . . . . . . . . . . .      481.60
TOTAL . . . . . . . . . . . . . . . . . . . .  $18,000.00

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On July 9, 2001, we issued 2,959,000 shares to our founder and President, Thomas H. McAdam in exchange for $1,000 cash, and for 703,000 shares of Vibrant Health, Inc., and for consideration of making a loan of $15,000 accessible by the Company. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investor had access to all material information pertaining to the Company and its financial condition. The investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

     On July 9, 2001, we issued 801,000 shares to two minority shareholders in exchange for their combined 267,000 shares of Vibrant Health, Inc. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. Each investor had access to all material information pertaining to the Company and its financial condition. Each investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

     Mr. McAdam thereafter purchased 550,000 shares of the newly issued stock from one of those shareholders in a private transaction, thus, bringing Mr. McAdam's total ownership to 3,509,000 shares and reducing the other two shareholders' total to a combined 251,000 shares.

     In September, 2001, we issued 175,000 shares of common stock to two accredited investors for a total of $ 5,250. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. Each investor had access to all material information pertaining to the Company and its financial condition. Each investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

ITEM  27.  EXHIBITS.


EXHIBITS.

SEC Ref. No.  Title of Document                                  Location

         3.1    Articles of Incorporation . . . . . . . . . . .  Attached
         3.2    By-laws . . . . . . . . . . . . . . . . . . . .  Attached
         5.1    Legal Opinion included in Exhibit 23.1. . . . .  Attached
        10.1    Promissory Note - J. Paul Consulting. . . . . .  Attached
        10.2    Promissory Note - USA Ventures. . . . . . . . .  Attached
        10.3    Promissory Note - USA Ventures. . . . . . . . .  Attached
        10.4    Stock Option Plan . . . . . . . . . . . . . . .  Attached
        10.5    Website Contract with E-Site Technologies, Inc.  Attached
        10.6    Supply Agreement with Imagenetix. . . . . . . .  Attached
        23.1    Consent of Cletha A. Walstrand, PC. . . . . . .  Attached
        23.2    Consent of Ehrhardt Keefe Steiner & Hottman, PC  Attached
        99.1    Subscription Agreement. . . . . . . . . . . . .  Attached
        99.2    Escrow Agreement. . . . . . . . . . . . . . . .  Attached

ITEM  28.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of Vibrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes  to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect  in  the  prospectus  any  facts  or  events  which, individually or together, represent a fundamental change in the information in the registration statement; and

               (iii)  Include  any additional or changed material information on the  plan  of  distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Vibrant Health International, certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Greenwood Village, State of Colorado, on April 2, 2002.

                                             Vibrant  Health,  International


Dated:  April  2,  2002                    By:   /s/  Thomas  H.  McAdam
                                                 -----------------------------
                                                      Thomas  H.  McAdam
                                                      President  and  Chief
                                                      Financial  Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.





/s/  Thomas  H.  McAdam                              Date:  April  2,  2002
-------------------------------------------------
Thomas  H.  McAdam,  President,  Chief  Financial
Officer,  Secretary  and  Sole  Director